UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2013

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Alleghany Corporation (the “Company”) will host an Investor Day today, November 22, 2013, beginning at 10:30 a.m. EST, in New York City. At the event, President and chief executive officer Weston M. Hicks, Senior Vice President and chief financial officer John L. Sennott, Jr., and other members of senior management of the Company and its operating companies will make presentations covering corporate and operating company strategies, growth initiatives and financials. A copy of the visual presentations is furnished as Exhibit 99.1 hereto. A live audio webcast of the event will be available on the Events and Presentations section of the Company’s website at www.alleghany.com. A replay of the webcast will be available on the Company’s website beginning around 5:00 p.m. EST today and for one year thereafter.

The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Investor Presentation, dated November 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: November 22, 2013	By:	/s/ John L. Sennott, Jr.
	Name:	John L. Sennott, Jr.
	Title:	Senior Vice President and chief financial officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Investor Presentation, dated November 22, 2013